GROUP LIFE AND ACCIDENTAL DEATH AND DISMEMBERMENT INSURANCE CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT

issued to

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA Newark, New Jersey

including  any and/or all companies that are or may hereafter  become  affiliated  therewith

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GROUP LIFE AND ACCIDENTAL DEATH AND DISMEMBERMENT INSURANCE CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT

                      TABLE  OF CONTENTS

    Article

Attachments

                      Trust Agreement Requirements Clause ................................................    24

                      Letter of Credit Requirements Clause........................................................ 29

Effective: February  I, 2014

U1G3000B

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DOC:  February 20, 2014

GROUP LIFE AND ACCIDENTAL DEATH AND DISMEMBERMENT  INSURANCE CATASTROPHE EXCESS OF LOSS REINSURANCE  CONTRACT
(the "Contract")

issued to

THE PRUDENTIAL INSURANCE  COMPANY OF AMERICA Newark, New Jersey
including any and/or all companies that are or may hereafter become affiliated therewith

(collectively, the "Company")

by

THE SUBSCRIBING  REINSURER(S)  IDENTIFIED

IN THE INTERESTS AND LIABILITIES AGREEMENT(S) ATTACHED TO AND FORMING PART OF THIS CONTRACT (the "Reinsurer")

ARTICLE 1

BUSINESS COVERED

This Contract  is to indemnify  the Company  in respect  of the liability  that  may accrue  to the Company as a result of loss or losses under Policies classified by the Company as Group Life Insurance,  including,  but  not limited  to Group  Life,  Group  Universal  Life, Group  Accidental Death and Dismemberment, Survivor Income Benefits, Business Travel Accident, and Personal Accident Insurance,  including Waiver of Premium Benefits  and all Policy riders, in force at the inception of this Contract,  or written  or renewed  thereafter  by or on behalf of the Company, subject to the terms and conditions herein contained.

ARTICLE 2

RETENTION AND LIMIT

A.
For each Excess Layer of reinsurance  provided hereunder,  the Reinsurer shall be liable in respect  of each  Loss  Occurrence  for  the Ultimate  Net  Loss over  and  above  the  initial Ultimate  Net Loss retention as set forth in the schedule  below for the Loss Occurrence, subject to a limit of liability to the Reinsurer for each such Loss Occurrence,  and subject further to a limit of liability for all Loss Occurrences  commencing  during the term of this Contract, as set forth below:

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RETENTION AND LIMIT SCHEDULE
Layer	Company's Retention	Reinsurer's Limit of Liability
	Ultimate Net Loss in respect of each Loss Occurrence	Ultimate Net Loss in respect of each Loss Occurrence	Ultimate Net Loss in respect of all Loss Occurrences during the term of this Contract
First Excess	$500,000,000	$200,000,000	$400,000,000
Second Excess	$700,000,000	$200,000,000	$400,000,000
Third Excess	$900,000,000	$200,000,000	$400,000,000
Fourth Excess	$1 ,1 00,000,000	$200,000,000	$400,000,000
Fifth Excess	$1,300,000,000	$200,000,000	$400,000,000

B.
Notwithstanding the above,  Ultimate  Net Loss hereunder  shall not exceed $1,633,500, or so deemed,  such  limit  not  to include  Claim  Expenses and  Extra  Contractual Obligations, as respects  any one person in any one Loss Occurrence.

ARTICLE 3

TERM

This  Contract  shall  take  effect  at 12:01 a.m.,  Local  Standard  Time,  February  1, 2014,  and shall remain   in  force  until   12:01  a.m.,   Local  Standard  Time,   January  1,  2015,   applying   to  Loss Occurrences commencing during  the term  of this Contract.

ARTICLE 4

SPECIAL TERMINATION

A.
The Company may terminate a Subscribing Reinsurer's percentage share in this Contract  at any time  by giving  written  notice  to the Subscribing Reinsurer in the event  of any  of the following circumstances:

1.        The Subscribing Reinsurer  ceases underwriting operations.

2.	A state insurance department or other legal authority orders the Subscribing Reinsurer to cease writing business, or the Subscribing Reinsurer is placed under regulatory supervision.

3.
The  Subscribing Reinsurer  has become insolvent  or has been  placed  into  liquidation or  receivership  (whether   voluntary or  involuntary),  or  there  have  been  instituted against   it  proceedings  for  the  appointment  of  a  receiver,  liquidator,   rehabilitator,

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conservator, trustee  in bankruptcy, or other  agent  known  by whatever  name,  to take possession  of its assets or control  of its operations.

4.
The  Subscribing Reinsurer's  policyholders'  surplus   (or  the  equivalent  under   the Subscribing Reinsurer's accounting system)  as reported  in such  financial  statements of  the  Subscribing Reinsurer  as  designated by  the  Company, has  been  reduced  by

20%  of the amount  thereof  at any  date  during  the  prior  12-month  period  (including the period prior to the inception  of this Contract).

5.	The Subscribing Reinsurer has merged with or has become acquired or controlled by any	company, corporation, or individual(s) not controlling the Subscribing Reinsurer's operations at the inception of this Contract.

6.	The Subscribing Reinsurer has retroceded its entire liability under this Contract without the Company's prior written consent.

7.
The  Subscribing  Reinsurer   has  been  assigned   an  A.M.  Best's rating  of  less  than "A-"  and/or  a Standard  & Poor's (S&P)  rating  of less  than  "BBB+."  However,  as respects  Underwriting Members  of Lloyd's, London,  a Lloyd's Market  Rating  of less than "A-"  by A.M. Best and/or less than "BBB+" by S&P shall apply.

B.
Term ination shall be effected on a cut-off  basis and the Subscribing Reinsurer shall have no liability   with   respect   to   Loss   Occurrences  commencing  after   the   effective  date   of termination.   The reinsurance premium  due the Subscribing Reinsurer  hereunder  (including any  minimum   reinsurance  premium)   shall   be  pro  rated   based   on  the   period   of  the Subscribing Reinsurer's  participation hereon,  and  the  Subscribing Reinsurer shall immediately return any excess  reinsurance premium  received.    Reinstatement premium,  if any, shall  be calculated based  on the Subscribing Reinsurer's reinsurance premium  earned during the period of the Subscribing Reinsurer's participation hereon.

ARTICLE 5

TERRITORY

The tenitoriallimits of this Contract  shall be identical  with those of the Company's Policies.

ARTICLE 6

EXCLUSIONS

This Contract  shall not apply to and specifically excludes:

1.	Liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any Insolvency

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Fund.  "Insolvency Fund" includes any guaranty fund, insolvency fund, plan, pool, association,  fund  or  other  arrangement,  howsoever   denominated,   established   or governed,  that  provides  for  any  assessment  of  or  payment  or  assumption  by  the Company  of  part or all of any  claim,  debt,  charge,  fee, or other  obligation  of  an insurer,  or  its  successors  or  assigns,  that  has  been  declared  by  any  competent authority to be insolvent, or that is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

2.	Assumed reinsurance, this exclusion does not apply to inter-company reinsurance between or among Prudential Group affiliates.

3.
Claims under insurance policies issued to professional sports terms which are caused by occupational accidents sustained by insured employees  while engaged in travel in connection with their employment.

4.        Long Term Disability and/or Salary Continuance business.

5.        Military personnel written on a Group basis.

6.        Federal   Employees'                                        Group   Life   Insurance   and   Servicemembers'   Group   Life

Insurance.

7.        Airport ticket or coupon business.

8.        Airline crews except for Delta Airlines and U.S. Airways.

9.        Participation  in  any  pool  of  insurers  or  reinsurers,   including  Special  Pool  Risk

Administrators (SPRA).

10.        Any form of reimbursement of liability settlements.

11.        The Company's participation in Lloyd's  business.

12.	Death resulting from physical or mental infirmity or disease, unless such death results from a disaster or accident or series of disasters or accidents.

13.        Credit card business, travel card and charge card business, when written as such.

14.        Workers' Compensation and Occupational  Accident business (all forms).

15.        War, as reflected in the Company's original policies.

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ARTICLE

PREMIUM

A
As  respects   each  Excess  Layer,  the  Company   shall  pay  the  Reinsurer   a  minimum   and deposit  premium  in accordance with  the schedule set fmih  below.   The adjusted  premium to be paid to the Reinsurer for the reinsurance provided  under  each  Excess  Layer  shall  be calculated  at the rates set out  below  multiplied by the Company's Net Mean  Million  of In Force Volume  with respect  to the business  covered  hereunder:

PREMIUM SCHEDULE
Layer	Premium Rate	Minimum and Deposit Premium
First Excess	0.6194	$1,217,000
Second Excess	0.5224	$1,027,000
Third Excess	0.3358	$660,000
Fourth Excess	0.2239	$440,000
Fifth Excess	0.1866	$367,000

B.	The deposit premiums set forth in paragraph A above shall be payable to the Reinsurer by the Company in installments as follows:

DEPOSIT INSTALLMENT SCHEDULE
Layer	February 15, 2014	April15, 2014	July 15, 2014	October 15, 2014
First Excess	$304,250	$304,250	$304,250	$304,250
Second Excess	$256,750	$256,750	$256,750	$256,750
Third Excess	$165,000	$165,000	$165,000	$165,000
Fourth Excess	$110,000	$110,000	$110,000	$110,000
Fifth Excess	$91,750	$91,750	$91,750	$91,750

C.
Three   months   after  the  expiration  or  termination  of  this  Contract,  the  Company  shall provide  a report  to the Reinsurer setting  forth  the Net Mean  Million  of In Force  Volume hereunder and  calculate a  premium   in  accordance with  paragraph   A above.    Should  the premium  so calculated exceed  the minimum  and deposit  premium  paid in accordance with paragraphs  A  and  B  above,   the  Company  shall   expeditiously  pay  the  Reinsurer  the difference.

D.         The Company shall furnish  the Reinsurer  with  such  information as may be required  by the

Reinsurer for completion of its financial  statements.

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ARTICLE

REINSTATEMENT

A.
Loss payments  under  any Excess  Layer  of this Contract  shall  reduce  the limit of coverage afforded  by the amounts  paid, but the limit of coverage  shall  be reinstated  from the time of the occurrence ofthe loss, and for each amount  so reinstated, the Company  agrees to pay an additional   premium  calculated at  pro  rata  of  the  Reinsurer's premium  for  the  applicable layer(s)   for  the  term  of  this  Contract,   being   pro  rata  only   as  to  the  fraction   of  the Reinsurer's limit of liability  hereunder  (i.e., the fraction  of the Reinsurer's limit of liability for  each  Loss  Occurrence as  set  forth  for  the  Excess  Layer  in  the  Retention and  Limit Article)  so reinstated.   Nevertheless, the Reinsurer's liability  under  the applicable layer(s) shall  not  exceed  such  limit(s)  in respect  of any  one  Loss  Occurrence, nor  the  applicable limit(s)  in respect  of all Loss  Occurrences during  the term  of this  Contract,  as set forth  in the Retention  and Limit Article.

B.
If  at  the  time  of  a  loss  settlement  hereon   the  reinsurance  premium,   as  calculated   in accordance with  the  Premium  Article,  is unknown, the above  calculation of  reinstatement premium   shall   be  based   upon   the  deposit   premium,   subject   to  adjustment  when   the reinsurance premium  is finally  established.

ARTICLE 9

DEFINITIONS

A.
"Claims Expenses" means fees or costs,  external to the Company, incurred  in investigating, resisting,   settling  or  managing claims,   including interest  accrued   prior  to  any  award  or judgment.  "Claims  Expenses" do not include  salaries  of Company employees or payments to independent contractors performing similar  functions on a routine  basis.

B.	"Death" means any death which qualifies for benefits under the original insuring contract issued by the Company and occurs within 12-calendar months from the date of the Loss Occurrence.

C.	"Disability" means disability which results in payments made in accordance with any Policy covered hereunder provided such disability commences within one year of the accident date.

D.
1.     "Loss   Occurrence" means   all  losses   from   each  disaster   or  accident   or  series   of disasters   or  accidents  arising   out   of  one   event   during   any   one   period   of  168 consecutive hours.   Notwithstanding the foregoing, if the death  of any insured  is due in large  part  to any  injury  or injuries  sustained during  the  Loss  Occurrence, but the death   does  not  occur   until  after   the   168-hour  period   has  expired,   it  is  covered hereunder (subject  to the terms and conditions herein).

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2.
The Company may choose the date and time when any such period of consecutive

hours   commences  provided   that  it  is  not  earlier   than  the  date  and  time  of  the occmTence of the first recorded  individual  loss sustained by the Company  arising  out of  that  disaster,   accident   or  loss  and  provided   that  only  one  such  period  of  168 consecutive hours shall apply with respect to one event.

E.	The "Net Mean Million of In Force Volume" means the Company's net retained average of the volume in force at inception and expiration of this Contract.

F.	"Policy(ies)" means any binder, policy, or contract of insurance issued, accepted or held covered provisionally or otherwise, by or on behalf of the Company.

G.	1.	"Ultimate Net Loss" means the actual loss paid by the Company or which the Company becomes liable to pay, such loss to include Claims Expenses, and 100% of any Extra Contractual Obligation in accordance with the Extra Contractual
Obligations Article.
	2.	Salvages and all recoveries (including amounts due from all reinsurances that inure to the benefit of this Contract, whether recovered or not), shall be first deducted from such loss to arrive at the amount of liability attaching hereunder.
	3.	All salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.
	4.	The Company shall be deemed to be "liable to pay" a loss when a judgment has been rendered that the Company does not plan to appeal, and/or the Company has obtained a release, and/or the Company has accepted a proof of loss.
	5.	Nothing in this clause shall be construed to mean that losses are not recoverable hereunder until the Company's "Ultimate Net Loss" has been ascertained.

ARTICLE 10

EXTRA CONTRACTUAL  OBLIGATIONS

A.
"Extra   Contractual Obligations" means  compensatory,  exemplary and  punitive   damages arising  out of the conduct  of the  Company  in the  investigation, trial  or settlement of any claim  or failure  to pay or delay  in payment  of any  benefits  under  any  Policy.    An  Extra Contractual Obligation shall  be  deemed   to  have  occurred   on  the  same  date  as  the  loss covered  under the Company's Policy,  and shall constitute part of the original  loss.

B.	An Extra Contractual Obligation shall be deemed to have occurred on the same date as the loss covered under the Company's Policy, and shall constitute part of the original loss.

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C.
Claims Expenses in respect of Extra Contractual Obligations shall be covered hereunder in the same manner as other Claims Expenses.

D.
However, this Article shall not apply where the loss has been incurred due to final legal adjudication of fraud of a member of the Board of Directors or a corporate officer of the Company  acting   individually   or  collectively   or  in  collusion   with  any  individual   or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

E.     In no event shall coverage be provided to the extent not pem1itted under law.

ARTICLE 11

NET RETAINED LIABILITY

A	This Contract applies only to that portion of any loss that the Company retains net for its own account (prior to deduction of any reinsurance that inures solely to the benefit of the Company).

B.
The amount of the Reinsurer's  liability hereunder in respect of any loss or losses shall not be  increased   by  reason  of  the  inability  of  the  Company   to  collect  from  any  other reinsurer(s), whether specific or general, any amounts that may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

ARTICLE 12

ORIGINAL CONDITIONS

All amounts ceded hereunder shall be subject to the same clauses, conditions, waivers and modifications  of the  Company's   Policies  and  the  Reinsurer  shall  pay  losses  as may  be  paid thereon and shall follow the settlements of the Company, subject always to the limits, terms and conditions of this Contract.

ARTICLE 13

NO THIRD PARTY RIGHTS

This Contract  is solely  between the Company  and the Reinsurer,  and in no instance shall any insured,  claimant  or other  third  party  have  any  rights  under  this  Contract  except  as  may  be expressly provided otherwise herein.

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ARTICLE 14

NOTICE OF LOSS AND LOSS SETTLEMENT

A.
The Company  shall notify the Reinsurer  of each claim that, in the opinion  of the Company, may  result  in  a  claim  hereunder   and  of  all  subsequent  developments  thereto  that  may materially  affect the position of the Reinsurer.

B.	The Company alone and at its full discretion shall adjust, settle or compromise all claims and losses.

C.
As  respects  losses  subject  to  this  Contract,   all  loss  settlements made  by  the  Company, whether under strict Policy terms or by way of compromise, and any Extra Contractual Obligations, shall  be binding  upon the Reinsurer.  The Reinsurer agrees  to pay or allow,  as the  case  may  be,  its share  of each  such  settlement immediately upon  receipt  of  proof  of loss.

D.
Any Ex-Gratia  Settlement made by the Company on a loss subject  to this Contract  shall be binding   on  the  Reinsurer,  provided   the  Company   has  submitted  the  settlement  to  the Reinsurer.  If the Ex-Gratia  Settlement is accepted  by the Reinsurer, it shall  be subject  to the terms  of this Contract.    The Reinsurer  shall  be deemed  to have  accepted  an Ex-Gratia Settlement  if it has not responded within  five business  days after receiving  the information on  such   settlement.    "Ex-Gratia  Settlement"  means   a  payment   for  which   there   is  no possibility  of legal obligation on the part of the Company under  the terms and conditions of the Policy and which is made solely  to maintain  the good will of the original  insured.

ARTICLE 15

CURRENCY

A.	Whenever the word "Dollars" or the "$" sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

B.	Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

ARTICLE 16

UNAUTHORIZED  REINSURANCE

A.	This Article applies to any Subscribing Reinsurer that docs not qualify for full credit with any insurance regulatory authority having jurisdiction over the Company's reserves.

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B.
The  Company agrees,  in respect  of its Policies  or  bonds  falling  within  the  scope  of  this Contract,  that when  it files with  its insurance  regulat01y authority,  or sets up on its books liabilities   as  required   by  law,  it  will  forward  to  the  Reinsurer   a statement showing   the proportion  of such  liabilities  applicable to the Reinsurer.   The  "Reinsurer's Obligations" shall be defined as follows:

1.        unearned  premium  (if applicable);

2.        known   outstanding  losses   that  have  been  reported   to  the  Reinsurer  and  Claims

Expenses  relating  thereto;

3.        losses   and  Claims   Expenses  paid  by  the  Company  but  not  recovered   from   the

Reinsurer;

4.         losses incurred  but not reported  and Claims Expenses relating  thereto;

5.	all other amounts for which the Company cannot take credit on its financial statements unless funding is provided by the Reinsurer.

C.
The  Reinsurer's Obligations shall  be funded  by a Trust  Agreement  or a Letter  of Credit (LOC).     The  Reinsurer   shall   have  the  option   of  determining  the  method   of  funding provided  it is acceptable to the insurance regulatory  authorities having jurisdiction over the Company's reserves.

D.
When  funding  by Trust  Agreement, the  Reinsurer  shall  ensure  that  the Trust  Agreement complies   with  the  provisions of  the  "Trust   Agreement Requirements Clause"  attached hereto.   When  funding  by an LOC,  the Reinsurer  agrees  to ensure  that the LOC  complies with the provisions  of the "Letter of Credit Requirements Clause" attached  hereto.

E.
The Reinsurer  and the Company agree that any funding  provided  by the Reinsurer pursuant to  the  provisions  of  this  Contract may  be  drawn  upon  at  any  time,  notwithstanding  any other  provision  of  this  Contract,   and  be  utilized  by  the  Company or  any  successor,   by operation    of   law,   of   the   Company   including,    without    limitation,   any   liquidator, rehabilitator, receiver  or conservator of the Company, for  the  following  purposes,  unless otherwise provided for in a separate  Trust  Agreement:

1.	to reimburse the Company for the Reinsurer's Obligations, the payment of which is due under the terms of this Contract and that has not been otherwise paid;

2.
to make  refund  of any sum  that is in excess  of the actual  amount  required  to pay the Reinsurer's Obligations under  this Contract  (or in excess  of 102%  of the Reinsurer's Obligations, if funding  is provided  by a Trust Agreement);

3.
to  fund  an  account  with  the  Company for  the  Reinsurer's  Obligations.  Such  cash deposit  shall  be  held  in  an  interest  bearing  account   separate   from  the  Company's other  assets,  and  interest  thereon  not  in excess  of  the  prime  rate shall  accrue  to the

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benefit  of the Reinsurer.  Any taxes  payable  on accrued  interest  shall  be paid out of the assets in the account  that are in excess  of the Reinsurer's Obligations (or in excess of 102% of the Reinsurer's Obligations, if funding  is provided  by a Trust Agreement). If the assets  are inadequate to pay taxes, any taxes due shall be paid or reimbursed  by the Reinsurer;

4.	to pay the Reinsurer's share of any other amounts the Company claims are due under this Contract.

F.
If the amount  drawn  by the Company is in excess  of the actual amount  required  for E(1) or E(3), or in the case  of E(4), the actual  amount  determined to be due,  the Company  shall promptly  return to the Reinsurer the excess  amount  so drawn.   All of the foregoing shall be applied  without   diminution  because  of  insolvency on  the  part  of  the  Company   or  the Reinsurer.

G.
The issuing  bank shall  have  no responsibility whatsoever in connection with the propriety of withdrawals made  by  the  Company   or  the  disposition of  funds  withdrawn, except  to ensure    that   withdrawals   are   made    only   upon    the   order    of   properly    authorized representatives of the Company.

H.
At annual  intervals,  or more  frequently at the discretion of the Company, but never  more frequently  than quarterly,  the Company  shall prepare  a specific  statement of the Reinsurer's Obligations for the sole  purpose  of amending the LOC  or other  method  of funding,  in the following  manner:

1.
If  the  statement shows  that  the  Reinsurer's  Obligations exceed  the  balance  of  the LOC  as of the statement date,  the Reinsurer shall,  within  30 days  after receipt  of the statement, secure  delivery  to the Company of  an amendment to the LOC  increasing the  amount  of credit  by  the  amount  of such  difference.   Should  another  method  of funding  be used,  the Reinsurer  shall,  within  the time  period  outlined  above,  increase such funding  by the amount  of such difference.

2.
If,  however,  the  statement shows  that  the  Reinsurer's Obligations are  less  than  the balance  of  the  LOC  (or  that  102%  of  the  Reinsurer's Obligations are  less  than  the trust  account  if funding  is provided  by a Trust  Agreement), as of the statement date, the Company  shall, within  30 days after receipt  of written  request  from the Reinsurer, release  such  excess  credit  by agreeing  to secure  an amendment to the LOC reducing the amount  of credit  available by the amount  of such  excess  credit.   Should  another method  of funding  be used, the Company shall, within the time period outlined  above, decrease  such funding  by the amount  of such excess.

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ARTICLE 17

TAXES

A.	The Reinsurer shall not be liable for any dividends, commissions or taxes, or any expenses incurred by the Company in connection with its Policies, except as expressly set forth in this Contract.

B.
Each  Subscribing  Reinsurer  has agreed  to allow,  for the  purpose  of paying  the Federal Excise Tax, the applicable  percentage of the premium payable hereon (as imposed under the Internal Revenue Code) to the extent such premium is subject to Federal Excise Tax.

In the event of any return of premium becoming due hereunder, the Subscribing Reinsurer shall deduct the applicable  percentage of the premium from the amount of the return,  and the Company or its agent should take steps to recover the Tax from the U.S. Government.

C.        The  Company   and  the  Reinsurer  makes  the  following   election   pursuant  to  Section

1.848-2(g)(8)  of the Income  Tax Regulations,  under Section  848 of the Intemal  Revenue

Code of 1986, as amended ("the Regulation").

1.
The party with the net positive consideration  for this Contract for each taxable year will  capitalize  specified  policy  acquisition  expenses  with  respect  to  this  Contract without regard to the general deductions  limitations of Section 848(c)(1).

2.
Both   parties  agree   to   exchange   information   pertaining   to  the  amount   of   net consideration  under this Contract each year to ensure consistency  or as is otherwise required  by the Internal  Revenue  Service.   The exchange  of information  each  year will follow the procedures set forth below:

a.
By May 1 of each year, the Company will submit a schedule to the Reinsurer of its calculation of the net consideration for the preceding calendar year.   This schedule  of  calculations  will  be  accompanied   by  a  statement  signed  by  an officer of the Company stating the amount of the net consideration the Company will report in its tax return for the preceding calendar year.

b.
Within  30  days  of  the Reinsurer's receipt  of  the  Company's   calculation,  the Reinsurer may contest such calculation  by providing  an alternative  calculation to the Company  in writing.   If the Reinsurer does not notify the Company,  the Reinsurer will report the net consideration as determined by the Company in the Reinsurer's  tax ret11rns for the preceding calendar year.

c.
The parties will act in good faith to reach an agreement as to the correct amount within 30 days of the date the Company received the Reinsurer's  alternative calculation, if applicable.  If the Company and the Reinsurer reach agreement on an amount of net consideration, each party shall report the applicable amount in their respective tax returns for the preceding calendar year.

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3.
The first taxable year for which this election is effective shall be the earliest taxable year during  which business  is ceded under this Contract.

4.        The terms  used  in this Article  are defined,  insofar  as applicable, by reference  to the

Regulation.

5.	The Company and the Reinsurer each represent and warrant that it is subject to United States taxation under subchapter L of the Internal Revenue Code of 1986, as amended.

ARTICLE 18

ACCESS TO RECORDS

A.
Each  Party,  or  their  duly  authorized representatives shall  have  the  right  at all reasonable times, for as long as liabilities  remain  outstanding under this Contract,  to inspect  all books, electronic   files,   original   papers,   records,   and   all  documents  relating  to  the   Policies reinsured

under     this    Contract,     including   underwriting,    claims     processing,    and administration records  at either the office of the Company, the Reinsurer, or through  secure remote  electronic access  to the extent  available, at the option  of the Party  requesting such access.   Notwithstanding the above,  the Reinsurer shall  not have any right of access  to the Records  of the Company  if it is not current  in all undisputed payments  due the Company.

B.
Notwithstanding the above, the Company reserves  the right to withhold from the Reinsurer any  Privileged Documents.   However, the  Company shall  permit  and  not  object  to  the Reinsurer's  access   to  Privileged   Documents  in  connection  with   the  underlying  claim reinsured   hereunder following  final  settlement or  final  adjudication of  the  case  or  cases involving   such   claim,   with   prejudice    against   all   claimants  and   all   parties   to   such adjudications; the Company  may defer release of such Privileged  Documents if there are subrogation, contribution, or other third party actions  with respect  to that claim or case, and the Company's defense  might be jeopardized by release  of such Privileged  Documents.  In the event that the Company  seeks to defer release of such Privileged  Documents, it shall, in consultation   with  the  Reinsurer,   take  other  steps  as  reasonably necessary  to  provide  the Reinsurer  with  the information it reasonably requires  to indemnify the  Company without causing  a loss  of  such  privileges  or  protections.   The  Reinsurer  shall  not  have  access  to Privileged  Documents relating  to any dispute  between  the Company and the Reinsurer.

C.        For purposes  of this Article:

1.        "Privileged  Documents" means   any  documents  that  are  Attorney-Client  Privilege

Documents and/or  Work Product  Privilege  Documents.

2.
"Attorney-Client  Privilege   Documents"  means   communications  of  a  confidential nature  between   (a) the  Company, or  anyone  retained  by  or  at  the  direction   of  the Company, or its in-house  or outside  legal  counsel,  or anyone  in the control  of such

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legal counsel, and (b) any in-house or outside legal counsel, if such communications relate  to legal advice  being sought  by the Company and/or  contain  legal advice  being provided  to the Company.

3.
"Work  Product  Privilege  Documents" means  communications, written  materials  and tangible  things  prepared  by or for in-house  or outside  counsel,  or prepared  by or for the Company, in anticipation of or in connection with litigation, arbitration, or other dispute  resolution  proceedings.

ARTICLE 19

PRIVACY

A.
In the course  of performance of the Reinsurer's duties  and obligations under  this Contract, the  Reinsurer  may  receive   nonpublic   personal   information  (i.e.,   any  and  all  personal, financial   and/or  health  information)  associated with  the  Company's Policies  that are  the subject  matter of this Contract.   Such nonpublic information shall be held in the strictest confidence by the  Reinsurer  and  its agents,  employees, affiliates, and  representatives and shall  not be used  for any purpose  other  than the  performance of its duties  and obligations under  this Contract.   Such information shall not be disclosed  to any third party without  the expressed   written   consent   of  the  Company  unless   otherwise  required   by  law.     The Reinsurer shall  establish  and adopt  appropriate procedures to protect  the privacy, confidentiality and security  of all such information, consistent with  the requirements of the Gramm-Leach-Bliley Act of 1999.

B.
Notwithstanding the provisions of the Arbitration Article,  in addition  to any and  all other remedies   that  may  be  available to  the  Company   at  law  or  in  equity  for  breach  of  this Article, the Company may seek from any court of competent jurisdiction a temporary or permanent   injunction restraining the  Reinsurer  from  disclosing, in  whole  or  in  part,  any nonpublic  personal  information.

ARTICLE 20

CONFIDENTIALITY

A.
The Reinsurer  hereby  acknowledges that the documents, information and data  provided  to it by the Company, whether  directly  or through  an authorized agent,  in connection with the placement  and execution of this Contract  ("Confidential Information") are proprietary and confidential  to  the  Company.     Confidential  Information  shall   not  include   documents, information or data that the Reinsurer can show:

1.	are publicly known or have become publicly known through no unauthorized act of the Reinsurer;

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2.
have been rightfully received from a third person without obligation of confidentiality; or

3.	were known by the Reinsurer prior to the placement of this Contract without an obligation of confidentiality.

B.        Absent   the   written   consent   of   the   Company,    the   Reinsurer    shall   not   disclose   any

Confidential Information to any third parties,  including  any affiliated  companies, except:

1.     when required  by retrocessionaires as respects  business  ceded to this Contract;

2.	when required by regulators performing an audit of the Reinsurer's records and/or financial condition; or

3.	when required by external auditors performing an audit of the Reinsurer's records in the normal course of business.

Further,  the Reinsurer agrees  not to use any Confidential Information for any  purpose  not related   to  the  perfom1ance   of  its  obligations  or  enforcement  of  its  rights   under   this Contract.

C.
Notwithstanding the above,  in the event that the Reinsurer  is required  by court order,  other legal process or any regulatory authority  to release  or disclose  any or all of the Confidential Information, the Reinsurer agrees  to provide  the Company with  written  notice  of same  at least  10  days  prior  to  such  release  or  disclosure and  to  use  its  best  efforts  to  assist  the Company  in maintaining the confidentiality provided for in this Article.

D.
Notwithstanding the provisions of the Arbitration Article,  in addition  to any and  all other remedies   that  may  be  available to  the  Company   at  law  or  in  equity  for  breach  of  this Confidentiality A1ticle, the Company may seek  from  any court  of competent jurisdiction a temporary or permanent injunction  restraining the Reinsurer  from disclosing, in whole or in part, any Confidential Information.

E.        The  provisions  of this Article  shall  extend  to the officers,  directors  and  employees of the

Reinsurer  and its affiliates, and shall be binding  upon their successors and assigns.

ARTICLE 21

INDEMNIFICATION  AND ERRORS AND OMISSIONS

A.	The Reinsurer is reinsuring, subject to the terms and conditions of this Contract, the obligations of the Company under any Policy. The Company shall be the sole judge as to:

1.     what shall constitute a claim or loss covered  under any Policy;

2.      the Company's liability  thereunder;

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3.        the amount or amounts  that it shall be proper for the Company  to pay thereunder.

B.	The Reinsurer shall be bound by the judgment of the Company as to the obligation(s) and liability(ies) of the Company under any Policy.

C.
Subject  to the terms of this Contract, the Parties  hereto  shall  not be prejudiced  in any way by inadvertent  errors  or omissions made  by such  Parties  in connection  with  this  Contract provided  such  errors and  omissions are  corrected   promptly  following   discovery  thereof Upon  the  discovery   of  an  inadvertent  error  or  omission   by  any  of  the  Pmiies   hereto, appropriate adjustments shall  be made  as soon  as  practicable to restore  the Parties  to the fullest extent possible  to the position  they would have been in had no such inadvertent  error or omission  occurred.

ARTICLE 22

INSOLVENCY

A.
If more  than  one  reinsured  company  is referenced  within  the definition of "Company"  in the  Preamble   to  this  Contract,   this  Article  will  apply  severally   to  each  such  company. Further,  this  Article  and  the  laws  of  the  domiciliary state  will  apply  in the  event  of  the insolvency  of any  company   intended  to be covered  hereunder.    In the event  of a conflict between  any provision  of this Article  and the laws of the domiciliary state of any company intended  to be covered  hereunder,  that domiciliary state's laws will prevail.

B.
In the event  of the Insolvency of the Company,  this reinsurance (or the portion  of any risk or obligation assumed  by  the  Reinsurer, if required  by  applicable law)  shall  be  payable directly  to the Company, or to its liquidator, receiver,  conservator or statutory  successor, either:   (1) on the basis of the liability  of the Company, or (2) on the basis of claims  filed and allowed  in the liquidation proceeding, whichever  may be required  by applicable  statute, without  diminution because  of the  insolvency  of the  Company  or  because  the  liquidator, receiver,   conservator or  statutory   successor   of  the  Company has  failed  to  pay  all  or  a portion  of  any  claim.    It is agreed,  however,  that  the  liquidator, receiver, conservator or statutory   successor  of  the  Company  shall  give  written   notice  to  the  Reinsurer   of  the pendency  of a claim  against  the Company indicating  the Policy  or bond  reinsured,  which claim  would  involve  a possible  liability  on the  part  of  the Reinsurer  within  a reasonable time  after  such  claim   is  filed  in  the  conservation  or  liquidation  proceeding  or  in  the receivership, and  that  during  the  pendency  of such  claim,  the  Reinsurer   may  investigate such  claim  and interpose, at its own  expense,  in the proceeding where  such  claim  is to be adjudicated any  defense  or  defenses   that  it  may  deem  available   to  the  Company   or  its liquidator,  receiver,  conservator or statutory  successor.  The expense  thus  incurred  by the Reinsurer shall be chargeable, subject  to the approval  of the court,  against  the Company as part  of the expense  of  conservation or liquidation to the  extent  of a pro rata share  of the benefit  that may accrue  to the Company  solely  as a result  of the defense  undertaken by the Reinsurer.

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C.
Where  two  or more  reinsurers  are  involved  in the same  claim  and  a majority  in interest elect  to interpose  defense  to such  claim,  the  expense  shall  be apportioned in accordance with  the terms  of this reinsurance Contract  as though  such  expense  had been  incuned  by the Company.

D.
As  to  all  reinsurance made,  ceded,  renewed  or  otherwise   becoming effective  under  this Contract,   the  reinsurance shall  be  payable   as  set  forth  above  by  the  Reinsurer   to  the Company   or  to  its  liquidator,   receiver,   conservator  or  statutory  successor,  (except   as provided   by   Section   4118(a)(l)(A)  of   the   New   York   Insurance  Law,   provided   the conditions   of  1114(c)  of  such  law  have  been  met,  if New  York  law  applies)  or  except (1) where the Contract  specifically provides  another  payee in the event of the  insolvency of the Company,  or (2) where the Reinsurer,  with the consent of the direct insured or insureds, has assumed  such Policy obligations of the  Company as direct obligations of the  Reinsurer to the payees  under such Policies  and in substitution for the obligations of the Company to such  payees.    Then,  and  in that event  only,  the Company,  with  the  prior approval of  the certificate  of assumption on New York risks by the Superintendent of Financial  Services of the State of New York, or with the prior approval of such other regulatory  authority  as may be applicable, is entirely  released  from  its obligation and the Reinsurer  shall  pay any  loss directly  to payees under such Policy.

ARTICLE 23

ARBITRATION

A.
Any  dispute   arising out  of  the  interpretation,  performance  or  breach   of  this  Contract, including  the  formation or validity  thereof,  shall  be submitted for  decision  to a panel  of three  arbitrators.   Notice  requesting arbitration   shall  be  in  writing   and  sent  certified  or registered  mail,  return  receipt  requested, or by commercially recognized overnight courier service.

B.
One  arbitrator shall  be chosen  by each  party  and  the two arbitrators shall  then  choose  an impartial  third arbitrator  who shall preside  at the hearing.   If either  party fails to appoint  its arbitrator  within  30 days  after  being  requested to do so by the other  party, the latter,  after

10 days'  prior  notice  by certified  or registered  mail,  or by overnight courier  service,  of its intention  to do so, may appoint  the second  arbitrator.

C.
If the two arbitrators  do not agree  on a third arbitrator within  60 days of their appointment, the third arbitrator  shall be chosen  in accordance with the procedures for selecting the third arbitrator  in  force  on  the  date  the  arbitration  is  demanded,  established  by  the  AIDA Reinsurance and  Insurance  Arbitration  Society - U.S.  (ARIAS).  The  arbitrators shall  be persons  knowledgeable about insurance  and reinsurance who  have  no personal  or financial interest  in the result of the arbitration.  If a member  of the panel dies, becomes  disabled  or is otherwise unwilling  or unable  to serve,  a substitute shall be selected  in the same  manner as the departing member  was chosen and the arbitration  shall continue.

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D.
Within 30 days after all arbitrators have been appointed, the panel shall meet and determine timely periods for briefs, discovery  procedures  and schedules of hearings.

E.
The  panel  shall  be relieved  of  all  judicial  fom1ality  and  shall  not  be bound  by  the  strict rules of procedure  and evidence.  The arbitration  shall  take  place in Newark,  New  Jersey, or at such other place as the parties shall agree.  The decision of any two arbitrators shall be in writing  and shall be final and binding.   The panel is empowered to grant interim  relief as it may deem appropriate.

F.
The panel shall  interpret  this Contract  as an honorable engagement rather  than as merely  a legal  obligation   and  shall  make  its  decision  considering the  custom  and  practice  of  the applicable insurance  and reinsurance business as promptly  as possible after the hearings. Notwithstanding anything   to  the  contrary   in  this  Contract, the  arbitrators   may,  at  their discretion,  request and consider  underwriting and placement  information provided  by the Company  to the Reinsurer,  as well as any correspondence exchanged  by the parties  that is related  to  this  Contract.    Judgment upon  an  award  may  be  entered  in  any  court  having jurisdiction thereof.

G.
Each  party  shall  bear  the expense  of  its own  arbitrator and  shall  jointly  and  equally  bear with the other  party the cost  of the third arbitrator.    The  remaining  costs  of the arbitration shall  be allocated  by the panel.   The  panel  may, at its discretion, award  such  further  costs and expenses  as it considers  appropriate, including  but not limited  to attomeys' fees, to the extent  permitted  by law.

ARTICLE 24

SERVICE OF SUIT

A.
This  Article  applies  only  to any Subscribing Reinsurer that  is not authorized in any state, territory  and/or  district  of the United  States  of America  where  authorization is required  by insurance regulatory  authorities.

B.
This  Article  shall  not be read  to conflict  with  or override  the obligations of the parties  to arbitrate  their disputes  as provided  for in the Arbitration  Article.   This A1iicle is intended  as an aid  to compelling arbitration  or enforcing such  arbitration or arbitral  award,  not as an alternative to the Arbitration Article for resolving  disputes  arising  out of this Contract.

C.
Any  claim  arising  out of or relating  to this Contract  shall  be brought  in a state  or federal court  of competent  jurisdiction in the State  of New Jersey.   Parties  consent  to the personal jurisdiction of the  state  and/or  federal  courts  located  in the State  of New  Jersey.    Parties waive  (1)  any  objection  to  jurisdiction  or  venue,   or  (2)  any  defense   claiming lack  of jurisdiction or improper  venue, in any action  brought  in such courts.

D.         Service   of   process   in   such   suit   may   be   made   upon   Messrs.   Mendes   and   Mount,

750 Seventh   Avenue,   New  York,  New  York  10019-6829, or  another   party  specifically

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designated in the applicable Interests and Liabilities Agreement attached hereto.The above-named  are  authorized  and  directed  to  accept  service  of  process  on behalf  of the

Reinsurer in any such suit.

E.	Further, pursuant to any statute of any state, territory or district of the United States that makes
provision    therefor,    the    Reinsurer    hereby    designates    the    Superintendent, Commissioner  or Director  of Insurance,  or other officer specified  for that purpose  in the statute, or his successor or successors in office, as its true and lawful attomey upon whom may be served  any lawful  process  in any action,  suit or proceeding  instituted  by or  on behalf  of  the  Company  or  any  beneficiary  hereunder  arising  out  of  this  Contract,  and hereby designates the above-named  as the person to whom the said officer is authorized  to mail such process or a true copy thereof.

ARTICLE 25

SEVERABILITY

If a provision of this Contract is or becomes illegal, invalid or unenforceable  in any jurisdiction, that shall not affect: 1) the validity or enforceability  in that jurisdiction of any other provision of this  Contract;  or  2)  the validity  or  enforceability  in  other  jurisdictions  of  that  or  any  other provision of this Contract.

ARTICLE 26

SANCTIONS

Neither the Company  nor the Reinsurer will be liable for premium or loss under this Contract if it  would  result  in  a  violation  of  any  mandatory  sanction,   prohibition   or  restriction  under economic sanctions  laws or regulations  of the United  States of America  that are applicable  to either party.

ARTICLE 27

ENTIRE AGREEMENT

This Contract sets forth all ofthe duties and obligations between the Company  and the Reinsurer and supersedes any and all prior or contemporaneous  written agreements with respect to matters referred  to  in  this  Contract.    This  Contract  may  not  be  modified  or  changed  except  by  an amendment to this Contract in writing signed by both parties.  However, this Article shall not be construed  as  limiting  the  admissibility   of  evidence  regarding  the  formation,   interpretation, purpose or intent of this Contract.

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ARTICLE 28

GOVERNING LAW

This Contract shall be governed as to performance, administration and interpretation by the laws of the State of New Jersey, exclusive of the rules with respect to conflicts of law, and except as to rules with respect to credit for reinsurance in which case the applicable rules of all states shall apply.

ARTICLE 29

INTERMEDIARY

Guy  Carpenter  & Company,  LLC,  is hereby  recognized  as the  Intermediary  negotiating  this Contract  for  all  business   hereunder.     All  communications   (including   notices,   statements, premiums, return premiums, commissions, taxes, losses, Claims Expenses, salvages, and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through the Intermediary.  Payments by the Company to the Intermediary shall be deemed payment to the Reinsurer.    Payments  by  the  Reinsurer  to  the  Intermediary  shall  be  deemed  payment  to  the Company only to the extent that such payments are actually received by the Company.

ARTICLE 30

SURVIVAL

The Indemnification and Errors and Omissions, Confidentiality,  Privacy, and Arbitration Articles of  this  Contract  shall  survive  the  recapture,  expiration  or  te1mination  of  this  Contract.    In addition, all other provisions of this Contract will survive its tem1ination to the extent necessary to can-y out  the purpose  of  this Contract  or  to ascertain  and  enforce  the  parties'  rights  and obligations hereunder existing at the time of tennination.

ARTICLE 31

MODE OF EXECUTION

A      This Contract may be executed by:

1.        an original written ink signature of paper documents;

2.	an exchange of facsimile copies showing the original written ink signature of paper documents;

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3.
electronic signature technology employing computer software and a digital signature or digitizer pen pad to capture a person's  handwritten signature in such a manner that the signature is unique to the person signing, is under the sole control of the person signing, is capable of verification to authenticate the signature and is linked to the document signed in such a manner that if the data is changed, such signature is invalidated.

B.
The use of  any  one  or a combination  of these  methods  of execution  shall  constitute  a legally binding and valid signing of this Contract.  This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

IN WITNESS WHEREOF, the Company has caused this Contract to be executed by its duly authorized representative(s) this 4thday of March, in the year of 2014_

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

including any and/or all companies that are or may hereafter become affiliated therewith

                 /s/   R. A . Mariano                                   VP &  Actuary

GROUP LIFE AND ACCIDENTAL DEATH AND DISMEMBERMENT  INSURANCE CATASTROPHE  EXCESS OF LOSS REINSURANCE CONTRACT

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TRUST AGREEMENT REQUIREMENTS CLAUSE

Any trust used as a form of Credit Enhancement  for a Reinsurance Transaction with the Company for which Applicable Eligible Ratings credit will be taken as contemplated by Reinsurance Placements Policy should satisfy all of the following requirements:

Treaty Provisions.  The reinsurance treaty should contain provisions obligating the counterparty, as grantor (the "Grantor"),  to establish a trust consistent with the requirements  detailed below and to ensure  that this trust  is maintained  at all times while the reinsurance treaty remains in force or any obligations under the reinsurance treaty remain outstanding.

Eligible  Trustees.    The  trustee  selected  for  the  trust  (the  "Trustee") should  be  a "Qualified  Bank."    "Qualified  Bank"  means  a bank or trust company  that:   (A) is organized and existing under the laws of the United States or any state thereof; (B) is regulated,  supervised  and  examined  by  United  States  Federal  or  state  authorities having regulatory authority over banks and trust companies; (C) is determined  by the Securities Valuation Office of the National Association of Insurance Commissioners to  meet  such  standards   of  financial   condition   and  standing   as  are  considered necessary and appropriate to regulate the quality of banks and trust companies whose letters  of credit will be acceptable  to insurance  regulatory  authorities;  (D) is not a foreign branch office of a bank or trust company organized and existing in the United States; (E) is not a parent, subsidiary or affiliate of the Company  or the insurance or reinsurance counterparty with whom the Company is doing business; (F) has capital and surplus of not less than $300 million dollars; and (G) has a "Qualified Rating" of not less than "A-" from Standard & Poors Corporation  or its successor ("S&P")  and has a "Qualified Rating" of not less than "A3" by Moody's  Investor Services, Inc. or its successor ("Moody's").  A "Qualified  Rating"  means a long-term debt rating or a long-term, bank issuer rating that remains in effect and has not been suspended or withdrawn.

Substitute Trustees.   Any substitute trustee should be a "Qualified  Bank" (as defined above)  and  should  either  be  selected  by  Beneficiary  or  approved  in  writing  by Beneficiary.

Initial Funding.  Initially, the trust should be funded with assets having a fair market value at least equal to the aggregate amount of the reinsured obligations multiplied by one hundred and two percent (102%).

Supplemental  Funding.     The trust  agreement  should provide  for immediate supplemental  funding by the Grantor if the aggregate fair market of the assets held in the trust at any time falls below the required amount of assets to be held in the trust (including any required amount of over-collateralization).

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Required  Trust Provisions.   The trust instrument  itself should  indicate  the following:

Legal  title  to the assets  in the trust  is vested  with  the Trustee  for the  benefit  of the Beneficiary.   Any provision  directing the Trustee  to provide evidence  of ownership of the assets to the Grantor  or the Grantor's designee  should  either be deleted or changed to require evidence  to be furnished to the Beneficiary.

The  Company  should   be  expressly   named   as  the  sole  beneficiary  of  the  trust. Wording  should  be included  to define  the Beneficiary as including  "any successor by operation of law of the Company, including, without limitation, any liquidator, rehabilitator, receiver, or conservator for the Company."

The  trust  should  remain  in effect  as for as long  as the reinsurance treaty  remains  in effect or any of the reinsured  obligations remain outstanding.  The Grantor  should  not have the unilateral  right to revoke or terminate  the trust or to take any other  unilateral action that would effectively revoke or terminate  the trust, except that the Grantor  can be entitled  to furnish  notice of tennination of the Trust  to the Beneficiary at least 30 days,  but  not  more  than  45  days,   prior  to  the  effective  date  of  the  termination provided  that  the  Beneficiary retains  the  right  to  withdraw   all of  the  assets  in  the Trust   at  any  time  up  to  and  following  the  receipt   of  such  notification  from  the Grantor.

The  trust  cannot  be  subject  to  any  conditions  or  qualifications outside  of  the  trust agreement   itself.     It  cannot   contain   any  references  to  any  other   agreements  or documents other than the reinsurance treaty.

Beneficiary should  be  able  to  withdraw assets  from  the  trust  at  any  time,  without notice  to  the  Grantor,   subject   only  to  written  notice  from  the  Beneficiary to  the Trustee.    No  other  statement or  document should   be  required   to  be  presented   to withdraw  any assets,  except  that the Beneficiary may be required  to acknowledge to the Trustee  receipt  of any assets withdrawn.

Contested  claims  are  valid  and  enforceable out  of  funds  held  in trust  to  the  extent remaining  unsatisfied thirty  (30)  days  after  entry  of the  final  order  of  any  court  of competent  jurisdiction in the United States.

The trust  is subject  to examination, as determined by the Commissioner of Insurance for the State of New Jersey,  the Commissioner of Insurance for the state in which the trust  is domiciled (if  not  New  Jersey),  and  the  Commissioner of  Insurance  for  any other state which has accepted  regulatory  oversight  of the trust.

Grantor   is  required   to  report  annually,  to  the  Commissioner of  Insurance of  any insurance  department having  jurisdiction over the Beneficiary, substantially the same information as that  required  to be reported  on the National  Association of Insurance Commissioners (NAIC) annual statement form by licensed  insurers,  to enable the Commissioner to determine the sufficiency of the trust funds.

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Investment  Restrictions.    The  restrictions   on  investment  of  trust  assets   must   be specifically set forth in the trust agreement  and must comply  with all applicable New Jersey laws and regulations.

Payment   of  Costs.    The  reinsurer, as  Grantor,   should  bear  all  costs  and  expenses associated  with  the  establishment and  maintenance of  the  trust.    Except  as  noted below,  all  these  costs  and  expenses,   including  fees  for  the  trustee,  should  be  paid outside  of the trust and without  using  any trust  assets and the trust instrument  should so  indicate.    Trust  funds  otherwise available to  be  distributed to  the  Grantor  (i.e., amounts  in excess of the reinsured  obligations and any required  over-collateralization under  the terms  of the trust) can be made available, at the direction  of the Grantor, to pay the costs and expenses  of the trust.

Trustee  Obligations.  The Trustee  should  have all of the following obligations under the trust agreement:

To  receive  and  hold  the  assets  in  safekeeping in  its  office(s)   m a  state  within  the

United  States  of America.

To ensure  that the trust assets  are all in a form  sufficient to permit the Trustee,  upon notice   from   the  Beneficiary,  to  negotiate   the  assets   without   further   consent   or signature from the Grantor  or any other  party.

To furnish to Grantor and Beneficiary a statement of all the assets in the trust account at inception and at least once per calendar quarter thereafter.

To  notify  Grantor   and  Beneficiary  within   ten  (10)  days  of  any  deposits   to,  or withdrawals from, the trust account.

To take,  upon  Beneficiary's demand,  all steps  necessary  to transfer  all legal title  and physical  custody  to all of the assets to Beneficiary.

To allow  no substitutions or withdrawals of assets  from  the trust  account  without  the written  direction of  the  Beneficiary, except  that:    (a)  the  Trustee   can  withdraw  a maturing   or  called  asset   by  notice  to  the  Beneficiary  provided   the  proceeds   are deposited into  the trust account; and (b) the Grantor  can substitute trust  assets  using assets  that constitute "eligible assets" so long as the Beneficiary has determined that the  overall  market  value  of  the  substituted assets  contributed to  the  trust  equals  or exceeds  the market value of the assets to be withdrawn.

To notify  the Beneficiary in writing  of any  termination of the trust, such  notice  to be given  not  less  than  30 days  nor more  than  45 days  prior to the  effective date  of the tem1ination.

To be liable for its own negligence, willful  misconduct, and bad faith.

Effective: Februmy I, 2014 UIG3000B
DOC: February 20, 2014
26 of 31

To report in writing annually, by no later than February 28th, to the Commissioner  of Insurance for the State of New Jersey, the Commissioner  of Insurance for the state in which  the  trust  is  domiciled  (if  not  New  Jersey),  and  to  the  Commissioner   of Insurance for any other state which has accepted regulatory oversight of the trust as to the balance in the trust  and a listing of the trust's  investments  as of the  preceding year-end, as well as a cer1ification that the trust is not scheduled to terminate prior to the  following  December  31st  (or  if  a  termination  date  is  scheduled  prior  to  the following December 31st, indicating the scheduled date of termination).

Permissible  Withdrawals.   The trust  agreement  should specify  permissible  purposes for  withdrawn  funds,  including   the  following:     (1)  paying  or  reimbursing   the Beneficiary for amounts owed by the Grantor to the Beneficiary,  including,  but not limited  to,  any  unreimbursed   portion  of  the  reinsured  obligations;   (2)  to  make periodic  payment  to  the  Grantor  of  amounts   held  in  excess  of  the   reinsured obligations and any required over-collateralization;  and (3) where the Beneficiary has received notice of termination  of the trust and the reinsured obligations remain unliquidated   and  undischarged   ten  (10)   days  prior  to  the  termination   date,  to withdraw amounts equal to the reinsured obligations and deposit these amounts in an account  in  Beneficiary's  name  with  a  U.S.  financial  institution  in  trust  for  the purposes described in subparagraph (1) above.

Grantor's   Limited  Rights  of  Substitution  and  Withdrawal.     The  trust  agreement should not permit  the Grantor to substitute  assets, direct the investment of assets  in the trust, or withdraw assets from the trust except as follows. The first permissible exception is that assets in excess of the reinsured obligations plus the required overcollateralization   may  be  periodically  withdrawn  and  paid  to  Grantor  with  the prior written consent of Beneficiary (not to be unreasonably withheld).   The second pem1issible exception is that the Grantor may substitute trust assets using assets that constitute "eligible assets" so long as the Beneficiary has determined that the overall market value of the substituted  assets contributed  to the trust equals or exceeds  the market value of the assets to be withdrawn.

Investment  Earnings.   The investment  income (interest & dividends)  received  from the trust assets should remain in the trust and be reinvested in accordance with the provisions  of  the  trust.    However,  at  such  time  as  the  investment  earnings  and underlying   market   values   of  the  assets   are  sufficient,   "excess   value"   can  be withdrawn and paid to the Grantor or can be made available to be used for payment of the costs and expenses of the trust as noted above.

Domicile; Governing Law.  The trust should be domiciled in a state within the United States of America and the assets in the trust held in an office of the Trustee in a state within the United States  of America.   The trust instrument  should  be governed  by New Jersey, New York, or Arizona substantive law, as appropriate.

Effective: February 1, 2014 U1G3000B
DOC: February 20, 2014
of 31

Reserve Credit Requirements: Filings & Approvals.   The trust arrangements  should meet all ofthe legal and regulatory requirements necessary to permit the Company to take the maximum credit possible for the reinsurance on its statutory statements.  This would  include,  if  then  required,  that  the  trust  agreement  be  filed  with,  and  pre approved  by,  the  New  Jersey  Insurance  Commissioner  and  the  insurance commissioner  of the state in which  the trust is domiciled  (if the trust is domiciled outside New Jersey), as well as the insurance commissioner of any state which has accepted responsibility  for regulatory  oversight  of the trust under the terms of the trust agreement.

Effective: February 1, 2014 U1G3000B
DOC: February 20, 2014
of 31

LETTER OF CREDIT REQUIREMENTS  CLAUSE

The signed, original letter  of credit  furnished by the Reinsurer to the Ceding Company must  meet each  of the following requirements:

A
Beneficiary. It must  name The  Prudential Insurance  Company of  America as  the "Beneficiary" of the letter  of credit  and  must  expressly define the  tenn  "Beneficiary" as  including any  successor by  operation of  law  of  the  Ceding Company, including, without  limitation,  any   liquidator,  rehabilitator,  receiver,  or   conservator  for   the Ceding Company.

B.
Applicant Named. It must  identify the Reinsurer as the "Applicant" and  must  further provide that  such  identification is for  internal purposes only  and  does  not  otherwise affect  the  terms  of  the  letter  of  credit  or  the  bank's obligations under   it.    The  text identifying the "Applicant" should be set apart  from  the balance of the  letter  of credit in a boxed  area.

C.        Identifying Number.   It must  contain a  unique identifying number assigned by  the

Bank.

D.	Issuance & Expiration Dates. It must contain an issuance date and contain an expiry date that is no earlier than one calendar year from the issuance date.

E.	Irrevocable. It must expressly indicate that it is not revocable by the bank or anyone else prior to the expiry date.

F.
Evergreen  Clause.     It  must   contain  an   "evergreen  clause"  (automatic  renewal provision) that  provides, in effect, that  it will  automatically renew  for successive one year  periods prior  to the  occurrence of the  expiry date,  unless written notice  of  non renewal has  been  timely sent  in the manner described in subparagraph G. below.

G.
Notice  of Non-Renewal. It must  provide that  any  notices of non-renewal will  be sent by  the  bank  to  the  Beneficiary, via  U.S.  registered mail,  delivered not  less  than  30 days  prior  to the expiry date  to the following notice address (or  to such  other  address as  may   be  indicated in  a  subsequent written notice sent  by  the  Beneficiary to  the bank):

The  Prudential Insurance Company of America

80 Livingston Avenue

Roseland, NJ 07068-1733

Attention: Actuarial Department

H.
Maximum Amount Required.   It must  provide for  a  maximum amount that  can  be drawn  thereunder of a sum  that  is at least  as  large  as communicated to the  Reinsurer by  the  Ceding Company.   This  maximum amount must  remain in  effect  during the

entire   term   of  the  letter   of  credit,  subject only  to  reduction  for  any   partial   draws

Effective: February 1, 2014 U1G3000B
DOC: February 20, 2014
of 31

[Missing Graphic Reference]
against the letter of credit or changes in maximum amount made consistent with the provisions of this Agreement.

I.        Partial Draws Permitted.  It must expressly allow for partial draws.

J.
Qualified Bank.   It must be issued or confirmed by a "Qualified  Bank."   "Qualified Bank"  means a bank or trust company that:   (A) is organized and existing under the laws  of  the  United  States  or  any  state  thereof;  (B)  is  regulated,  supervised  and examined  by United States  Federal  or state  authorities  having  regulatory  authority over banks and trust companies; (C) is determined by the Securities Valuation Office of the National Association of Insurance Commissioners to meet such standards of financial  condition  and  standing  as  are  considered  necessary  and  appropriate  to regulate  the  quality  of  banks  and  trust  companies  whose  letters  of  credit  will  be acceptable to insurance regulatory authorities; (D) is not a foreign branch office of a bank or trust company organized and existing in the United States; (E) is not a parent, subsidiaty  or affiliate of the Ceding Company  or the Reinsurer;  (F) has capital and surplus of not less than $300 million dollars; and (G) has a "Qualified  Rating" of not less than "A-" from Standard & Poor's  Corporation or its successor ("S&P") and has a "Qualified  Rating" of not less than "A3"  by Moody's  Investor Services, Inc. or its successor  ("Moody's").   A "Qual(fied  Rating"  means a long-term  debt rating  or a long-term bank issuer rating that remains in effect and has not been suspended or withdrawn.

K.
"Clean"  Letter of Credit.   It must expressly  provide that to draw down any amount under the letter of credit, Beneficiary must merely present a sight draft indicating this letter of credit for the amount to be drawn at any of the bank's branch locations within the United States of America.   The letter of credit must also indicate that no other documents or materials need be presented and no other conditions must be satisfied to make a partial or complete draw under it.

L.
Unconditional;  No Unilateral  Modifications.   It must indicate that it is not subject to any agreement, condition or qualification outside the terms of the letter itself.  It must also indicate  that, except for increases  in the maximum  amount  that may be drawn under   the   letter   of  credit,   it  may  not   be  modified   or   supplemented   without Beneficiary's prior written consent.

M.
Non-Contingent  Obligation.    It must  provide  that  the  bank's  obligation  under  the letter of credit  is an individual  obligation  of the bank and is in no way contingent upon any reimbursement with respect thereto or upon the bank's  ability to perfect any lien, security interest or other form of collateral protection.

N.	No Insolvency Offset. It must provide that amounts that may be drawn under it are not subject to diminution as a result of any insolvency on the part of the Beneficiary or any other party.

Effective: February I, 2014 UIG3000B
DOC: February 20, 2014
30 of 31

[Missing Graphic Reference]
0.
Governing Law. It must provide that it is subject to, and governed by, the laws of the

State of New Jersey and the 1993 Revision  of the Uniform Customs and Practice for Documentary Credits of the International  Chamber of Commerce (Publication 500) and that, in the event of any conflict,  the laws of the State of New Jersey will control.

P.
Automatic  Extension  under  Art.  17.   It must indicate  that if any  one  or more  of the occurrences  described   in  article   17  of  Publication  500   occurs,   then   it  will   be automatically extended  for  a  period  of  not  less  than  30  days  after  resumption of business  in order to pem1it the Beneficiary to draw down against it.

Q.
Reserve  Credit  Requirements.  It must satisfy  any other applicable legal or regulatory requirements of  New  Jersey,  New  York,  or  Arizona  that  must  be  complied  with  in order  to ensure  that the Ceding  Company  is entitled  to take the maximum credit  for the risks ceded under the reinsurance treaty on its statutory  financial  statements.

DOC: February 20, 2014
Effective: February 1, 2014 UJG3000B
31 of 31

GUY CARPENTER

INTERESTS AND LIABILITIES AGREEMENT

(the "Agreement")

of

ARCH REINSURANCE COMPANY

(the "Subscribing Reinsurer")

as respects the

GROUP LIFE  AND ACCIDENTAL DEATH AND DISMEMBERMENT INSURANCE CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT
E11ective: February I, 2014

(the "Contract")

issued to and executed by

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

Newark, New Jersey
including any and/or all companies that are or may hereafter become affiliated therewith

(collectively, the "Company'')

The Subscribing Reinsurer's share in the interests and liabilities of the Reinsurer as set forth in the Contract shall be:

First Excess Layer:	1.00%
Second Excess Layer:	1.00%
Third Excess Layer:	1.00%
Fourth Excess Layer:	1.00%
Fifth Excess Layer:	1.00%

The share of the Subscribing Reinsurer in the interests and liabilities of the Reinsurer in respect of the  Contract shall be separate and apart from the shares of other subscribing reinsurers, if any, on the Contract.  The interests and liabilities of the  Subscribing Reinsurer shall not be joint with those of  such  other  subscribing  reinsurers  and  in  no  event  shall  the  Subscribing  Reinsurer participate in the interests and liabilities of such other subscribing reinsurers.

Effective: February I, 2014 UIG3000B
DOC: February 20, 2014
of2

GUY CARPENTER

This Agreement shall become cf'l ctivc at 12:01 a.m., Local Standard Time, February I, 2014 and shall be subject to the provisions of the Term Article and the Special Termination Article and all other terms and conditions of the Contract.

Premium and loss payments made to Guy Carpenter shall be deposited in a Premium and Loss Account in  accordance with Section 32.3(a)(l) of Regulation 98 of the New York Insurance Department.  The Subscribing Reinsurer consents to withdrawals from said account in accordance  with Section 32.3(a)(3) ol'the Regulation, including interest and Federal Excise Tax.

Brokerage hereunder is l 0.00%1 of gross ceded premium.

The brokerage rate on reinstatement premium shall be 50.00% of the above rate.

on this 20th day of_February in the year 2014

IN WITNESS WHEREOF, the Subscribing Reinsurer has caused this Agreement to be executed by its duly authorized representative as follows:

ARCH REINSURANCE COMPANY

/s/

Market Reference Number for the First Excess:        11448-11
Market Reference Number for the Second Excess:  11448-21
Market Reference Number for the Third Excess:   11448-31
Market Reference Number for the Fou1ih Excess:  11448-41
Market Reference Number for the Fifth Excess:   11448-51

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

GROUP LIFE  AND ACCIDENTAL DEATH AND DISMEMBERMENT INSURANCE CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT

Effective: February I, 2014 UIG3000B
DOC: February 20, 2014
of2

M GUY CARPENTER

INTERESTS AND LIABILITIES AGREEMENT (the "Agreement")

of

ALLIED WORLD ASSURANCE COMPANY LIMITED (the "Subscribing  Reinsurer")

as respects the

GROUP LIFE  AND ACCIDENTAL DEATH  AND DISMEMBERMENT INSURANCE CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT
Effective: February 1, 2014 (the ''Contract")

issued to and executed by

THE  PRUDENTIAL INSURANCE COMPANY OF AMERICA Newark, New Jersey
including any and/or all companies that are or may hereafter become affiliated  therewith

(collectively,  the "Company")

The Subscribing  Reinsurer's share in the interests  and liabilities  of the Reinsurer  as set f01th in the Contract shall be:

First Excess Layer:	1.00%
Second Excess Layer:	1.00%
Third Excess Layer:	1.00%
Fourth Excess Layer:	100%
Fifth Excess Layer:	100%

The share of the Subscribing  Reinsurer  in the interests and liabilities  of the Reinsurer  in respect of the Contract shall be separate and apart fi·om the shares of other subscribing  reinsurers,  if any, on the Contract.   The interests and liabilities of the Subscribing  Reinsurer shall not be joint with those  of  such  other  subscribing   reinsurers  and  in  no  event  shall  the  Subscribing   Reinsurer participate  in the interests and liabilities of such other subscribing  reinsurers.

Effective: February 1, 2014 UIGJOOOB
DOC: February 20, 2014
I of2

M GUY CARPENTER

This  Agreement  shall become  effective  at 12:01 a.m.,  Local Standard  Time.  February 1, 2014 and shall  be subject  to the provisions  of the Term Article and the Special  Termination  Article and all other terms and conditions  of the Contract.

Premium and loss payments  made to Guy Carpenter shall be deposited  in a Premium  and Loss Account  in accordance  with  Section 32.3(a)(l) of Regulation 915   of the New York Insurance Department.      The   Subscribing   Reinsurer   consents  to  withdrawals   from  said   account   in accordance with Section 32.3( a)(3) of the Regulation, including interest and Federal Excise Tax.

Brokerage hereunder is 10.00% of gross ceded premium.

The brokerage rate on reinstatement  premium shall be 50.00% of the above rate.

1N WITNESS WHEREOF, the Subscribing  Reinsurer has caused this Agreement  to be executed by its duly authorized representative  as follows:

on this 28th day of February    in the year 2014.

ALLIED WORLD ASSURANCE COMPANY LIMITED

/S/

Market Reference Number for the First Excess: 17493.2014
Market Reference Number  for the Second Excess: 17494.2014
Market Reference Number for the Third Excess: 17495.2014
Market Reference Number for the Fourth Excess: 17496.2014
Market Reference Number for the Fifth Excess: 17497.2014

THE PRUDENTIAL INSURANCE COMPANY OF  AMERICA

GROLP LIFE AND  ACCIDENTAL DEATH AND  DISMEMBERMENT INSURANCE CATASTROPHE EXCESS OF  LOSS  REINSURANCE CONTRACT

Effective: Februnry I, 2014 UlGJOOO[l
DOC: February 20, 2n 14
2 of2

M GUY CARPENTER

INTERESTS  AND LIABILITIES  AGREEMENT

(the "Agreement")

of

THE TOA REINSURANCE  COMPANY  LIMITED

(the "Subscribing  Reinsurer")

as respects the

GROUP LIFE AND ACCIDENTAL  DEATH AND DISMEMBERMENT INSURANCE CATASTROPHE EXCESS OF LOSS REL'ISURANCE CONTRACT
Effective: February  I, 2014 (the "Contract")

issued to and executed by

THE PRUDENTIAL  INSURANCE  COMPANY  OF AMERICA Newark, New Jersey
including any and/or all companies  that are or may hereafter become affiliated therewith

(collectively,  the "Company")

The Subscribing Reinsurer's share in the interests and liabilities of the Reinsurer as set forth in the Contract shall be:

First Excess Layer:	0.90%
Second Excess Layer:	0.90%
Third Excess Layer:	0.90%
Fourth Excess Layer:	0.90%
Fifth Excess Layer:	0.90%

The share of the Subscribing  Reinsurer  in the interests and liabilities of the Reinsurer  in respect of the Contract shall be separate and apart from the shares of other subscribing reinsurers,  if any, on the Contract.   The interests and liabilities of the Subscribing  Reinsurer shall not be joint with those  of  such  other  subscribing  reinsurers  and  in  no  event  shall  the  Subscribing   Reinsurer participate in the interests and liabilities of such other subscribing  reinsurers.

Effective: February 1, 2014

UlG3000B

l  of2

DOC:  February 20,2014

M GUY CARPENTER

This  Agreement  shall  become  effective  at  12:01 a.m.,  Local Standard  Time,  February I, 2014 and shall be subject  to the provisions  of the Term  Article and the Special  Termination  Article and all other terms and conditions of the Contract.

Premium and loss payments  made to Guy Carpenter  shall be deposited  in a Premium and Loss Account  in accordance  with  Section  32.3(a)( l) of Regulation  98 of  the New  York  Insurance Department.      The   Subscribing   Reinsurer   consents   to  withdrawals   from   said  account   in accordance with Section 32.3(a)(3) of the Regulation,  including interest and Federal Excise Tax.

Brokerage hereunder is 10.00% of gross ceded premium.

The brokerage rate on reinstatement  premium shall be 50.00% of the above rate.

IN WITNESS WHEREOF,  the Subscribing  Reinsurer  has caused this Agreement  to be executed by its duly authorized representative as follows:

on this 28th day of         February   , in the year 2014
THE  TOA  REINSURANCE COMPANY LIMITED
/s/  Director and  General  Manager
Hironori  Mishina Client Service  Department2

Market Reference Number for the First Excess: Market Reference Number for the Second Excess: Market Reference Number for the Third Excess: Market Reference Number for the Fourth Excess: Market Reference Number for the Fifth Excess:

THE  PRUDENTIAL INSURANCE COMPA.Y OF AMERICA

GROUP LIFE  AND ACCIDENTAL DEATH  AND DISMEMBERMENT INSURANCE CATASTROPHE EXCESS OF LOSS  REINSURANCE CONTRACT

Effective: February l, 2014

UJG3000B

2 of2

DOC:  February 20, 2014

GUY CARPENTER

INTERESTS AND LIABILITIES AGREEMENT
(the "Agreement")

or

ZURICH AMERICAN INSURANCE COMPANY

(the "Subscribing Reinsurer")

as respects the

GROUP LIFE AT\D ACCIDENTAL  DEATH AND DISMEMBERMENT INSURANCE CATASTROPHE EXCESS OF LOSS HEINSURANCE CONTRACT
Effective: February  1, 20 l 4 (the "Contract")

issued to and executed by

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA Newark, New Jersey
including any and/or all companies that are or may hereafter become affiliated therewith

(collectively, the ·'Company")

The Subscribing Reinsurer's  share in the interests and liabilities or the Reinsurer as set  forth in the Contract shall be:

First Excess Layer:       3.00%
Second Excess Layer:      3.00%
Third Excess Layer:       3.00%
Fourth Excess Layer:      3.00%
Fifth Excess Laycr         3.00%

The share of the Subscribing Reinsurer in the interests and liabilities of the Reinsurer in respect  of the Contract shall be separate and apart from the shares of other subscribing reinsurers. if any, on the Contract.  The interests and liabilities of the Subscribing Reinsurer shall not be joint with those of such  other  subscribing  reinsurers  and  in   no event  shall  the  Subscribing  Reinsurer participate in the interests and liabilities of such  other subscribing reinsurers.

L Jfccti vc: Fcbru<IIY I. 20J 4

UIC3000B

l  of2

])()(  Fc'hruarv ::0.2014

GUY CARPENTER

This Agreement shall become effective at 12:01 a.m., Local Standard Time, February 1, 2014 and shall be subject to the provisions of the Term Article and the Special Termination Article and all other terms and conditions of the Contract.

Premium and loss payments made to Guy Carpenter shall be deposited in a  Premium   and Loss Account in  accordance with Section 32.3(a)(l) of Regulation 98 of the New York Insurance Department.   The Subscribing Reinsurer consents to withdrawals fi·om said account in accordance with Section 32.3(a)(3) of the Regulation, including interest and Federal Excise Tax.

Brokerage hereunder is 10.00%  of gross ceded premium.

The brokerage rate on reinstatement premium shall be 50.00% ofthe above rate.

IN WITNESS WHEREOF, the Subscribing Reinsurer has caused this Agreement to be executed by its duly authorized representative as follows:

on this	20th	day o f February , in the year 2014
ZON RE-USA LLC ON BEHALF OF ZURICH AMERICAN INSURANCE COMPANY

       /s/

 Market Reference Number for the First Excess:
Market Reference Number for the Second Excess:
Market Reference Number for the Third Excess:
Market Reference Number for the Fourth Excess:
Market Reference Number for the Fifth Excess:

THE  PRUDENTIAL INSURANCE COMPANY OF  AMERICA

GROUP LIFE  AND ACCTDENTAL DEATH AND DISMEMBEH.MENT INSURANCE CATASTROPHE EXCESS OF  LOSS  REINSURANCE CONTRACT

Effective: February I, 2014

L!G3000B

2 of2

DOC: February 20, 2014

[Missing Graphic Reference]

GUY CARPENTER

[Missing Graphic Reference]
INTERESTS AND LIABILITIES AGREEMENT

(the "Agreement")

of

FEDERAL INSURANCE COMPANY

(the "Subscribing Reinsurer")

as respects  the

GROUP LIFE AND ACCIDENTAL DEATH AND DISMEMBERMENT  INSURANCE CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT
Effective: February  1, 20!4 (the "Contract")

issued to and executed  by

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA Newark, New Jersey

including any and/or all companies that are or may hereafter  become affiliated  therewith

(collectively, the "Company")

The Subscribing Reinsurer's share  in the interests  and liabilities  of the Reinsurer as set forth  in the Contract shall be:

First Excess Layer:        NIL%
Second Excess  Layer:         NIL%
Third Excess Layer::      5.00%
Fourth Excess Layer:      5.00%
Fifth Excess Layer:      NIL%

The share of the Subscribing  Reinsurer  in the interests  and liabilities  of the Reinsurer  in respect of the Contract  shall be separate  and apart from the shares of other subscribing reinsurers,  if any, on the Contract.   The interests and liabilities of the Subscribing  Reinsurer  shall  not be joint with those  of  such  other  subscribing   reinsurers and  i11   no  event  shall  the  Subscribing  Reinsurer participate  in the interests and liabilities  of such other subscribing reinsurers.

Effective: February  1, 2014

UJG3000B (lOA obo Federal Ins)

1 of3

DOC:  February 20,2014

<-      ! GUY CARPENTER

This  Agreement  shall  become  effective  at  12:01 a.m.,  Local  Standard   Time,  February  1, 2014 and shall  be subject  to the provisions  of the Term  Article  and  the Special  Termination Article and all other tenT1'> and conditions of the Contract.

Notwithstanding  the  foregoing,   as  respects   the  Subscribing  Reinsurer's  participation  in  the

Contract, paragraph  D of Article 14- Notice of Loss and Loss Settlement- is amended  to read:

D.
Any Ex-Gratia  Settlement   made  by the Company  on  a loss subject  to this  Contract shall be binding on the Reinsurer,  provided  the Company has submitted the settlement to the Reinsurer.   If the Ex-Gratia  Settlement is accepted by the Reinsurer,  it shall  be subject  to the terms of this Contract.   The Reinsurer  shall be deemed  to have accepted an  Ex-Gratia   Settlement  if  it  has   not   responded   within   10  business   days  after receiving   the  information  on  such   settlement.    "Ex-Gratia  Settlement"  means   a payment   for  which  there  is  no  possibility of  legal  obligation  on  the  part  of  the Company  under  the terms  and conditions of the  Policy  and  which  is made solely  to maintain the good  will of the original  insured.

Premium  and  loss payments  made  to Guy Carpenter shall  be deposited  in a Premium  and  Loss Account  in accordance with Section  32.3(a)(l) of Regulation 98 of the New York lnsurance Department.       The   Subscribing  Reinsurer    consents   to   withdrawals   from   said   account   in accordance with Section  32.3(a)(3) of the Regulation, including  interest  and Federal Excise Tax.

Brokerage  hereunder  is l 0.00%  of gross ceded premium.

The brokerage  rate on reinstatement premium shall be 50.00%  o fthe above rate.

IN WITNESS WHEREOF, the parties  hereto have caused  this Agreement to be executed  by their duly authorized representatives as follows:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

including  any and/or  all companies that are or may hereafter  become affiliated  therewith

GROUP LIFE AND ACCIDENTAL DEATH AND DISMEMBERMENT INSURANCE CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT

Effective: Febmary J, ZOI4 UlG3000B (IOA obo Federal Ins)
DOC: February 20, 20!4
2 of3

. GUY CARPENTER

And on this                                27th               day of  Feb in the year 2014

CHUBB & SON, A DIVISION OF FEDERAL INSURANCE COMPANY AS MANAGER FOR AND ON BEHALF  OF
FEDERAL INSURANCE COMPANY

/s/_____________________________________________

Market Reference Number for the First Excess: TBA
Market Reference Number for the Second Excess: TBA
Market Reference Number for the Third Excess:  TBA \     71054
Market Reference Number for the Fourth Excess: TBA/
Market Reference Number for the Fifth Excess:  TBA

THE  PRUDENTIAL INSURANCE  COMPANY OF AMERICA

GROUP LIFE  AND ACCIDENTAL DEATH AND DISMEMBERMENT INSURANCE CATASTROPHE EXCESS  OF LOSS REINSURANCE CONTRACT

Effective: February 1, 2014 Ul G3000B (IOA obo Federal Ins)
DOC: February 20, 2014
3 of3

[Missing Graphic Reference]

INTERESTS AND LIABILITIES AGREEMENT

(the “Agreement”)

of

LIBERTY MUTUAL INSURANCE COMPANY

(the “Subscribing Reinsurer”)

as respects the

GROUP LIFE AND ACCIDENTAL DEATH AND DISMEMBERMENT

CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT

Effective February 1, 2014 (the ‘Contract”)

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TilE PRUDENTIAL INSURANCE COMPANY Of AMERICA

Newark, New Jersey

including any and/or all companies that are or may hereafter become afflliated  therewith

(collectively. the “Company")

The Subscribing Reinsurer’s  share in   the· interests and   liabilities of the  Reinsurer as set forth  in

The Contract shall be:

First Excess Layer:       3.00%
              Second Excess Layer      3.00%
              Third Excess Layer          3.00%
              Fourth Excess Layer       3.00%

The share of the Subscribing Reinsurer  in the interests and liabilities of the Reinsurer in respect of the Contract shall be separate and apart from the shares of other subscribing reinsurers, if any, on the Contract.   The interests and liabilities of the Subscribing Reinsurer shall not be joint with those  of  such  other  subscribing  reinsurers  and  in no  event  shall  the  Subscribing  Reinsurer participate in the interests and liabilities of such other subscribing reinsurers.

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This Agreement  shall  become  effective  at  12:01 a.m. Local Standard  Time, February l, 2014  and shall  be  subject to the  provisions  of the Term  Article  and  the Special Termination Article and all other terms and conditions  of the Contract.

Premium and loss payments made to Guy Carpenter shall be deposited in a Premium and Loss

Account in accordance with Section 32.3(a)(1) of Regulation 98 of the New York Insurance

Department.  The Subscribing Reinsurer consents to withdrawals from said account in

Accordance with Section 32.3(a)(3) of the Regulation, including interest and Federal Excise Tax.

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The brokerage rate on reinstatement premium shall be 50.00% of the above rate.

IN WITNESS WHEREOF,  the Subscribing Reinsurer has caused this Agreement to be executed by its duly authorize representative as follows:

on this  20th  day of February      , in the year 2014

ZON RE-USA LLC
ON BEHALF OF
LIBERTY MUTUAL INSURANCE COMPANY

/S/ ___________________________

Market Reference Number for the First Excess:

Market Reference Number for the Second Excess:
Market Reference Number for the Third Excess:
Market Reference Number for the Fourth Excess:
   Market Reference Number for the Fifth Excess:

THE PRUDENTIAL  INSURANCE COMPANY OF AMERICA

GROUP LIFE AND ACCIDENTAL DEATH AND DISMEMBERMENT INSURANCE CATASTROPHE EXCESS OF LOSS REINSURANCE  CONTRACT

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TER

INTERESTS AND LIABILITIES AGREEMENT

(the "Agreement")

of

LLOYD'S UNDERWRITER SYNDICATE NO. 1967 WRB

(the "Subscribing Reinsurer")

as respects the

GROUP LIFE AND ACCIDENTAL DEATH AND DISMEMBERMENT INSURANCE CATASTROPHE EXCESS OF LOSS REINSURANCE  CONTRACT
Effective: February 1, 2014 (the "Contract")

issued to and executed by

THE PRUDENTIAL  INSURANCE COMPANY OF AMERICA Newark, New Jersey
including any and/or all companies that are or may hereafter become affiliated therewith

(collectively, the "Company")

The Subscribing  Reinsurer's share in the interests and liabilities of the Reinsurer as set forth in the Contract shall be:

First Excess Layer:	0.90%
Second Excess Layer:	0.90%
Third Excess Layer:	0.90%
Fourth Excess Layer:	0.90%
Fifth Excess Layer:	0.90%

The share of the Subscribing Reinsurer  in the interests and liabilities of the Reinsurer in respect of the Contract shall be separate and apart from the shares of other subscribing reinsurers, if any, on the Contract.   The interests and liabilities of the Subscribing Reinsurer shall not be joint with those  of  such  other  subscribing  reinsurers  and  in no  event  shall  the  Subscribing  Reinsurer participate in the interests and liabilities of such other subscribing reinsurers.

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Effective: February 1, 2014

U1G3000B

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DOC:  February 20, 2014

This Agreement  shall  become effective  at 12:01 a.m., Local Standard  Time, February I, 2014 and shall be subject  to the provisions  of the Term Article and the Special Termination  Article and all other terms and conditions of the Contract.

Premium and loss payments made to Guy Carpenter shall be deposited in a Premium and Loss Account in accordance with Section 32.3(a)(l) of Regulation 98 of the New York Insurance Department.      The   Subscribing   Reinsurer   consents   to  withdrawals   from  said   account   in accordance with Section 32.3(a)(3) of the Regulation, including interest and Federal Excise Tax.

Brokerage hereunder is 10.00% of gross ceded premium.

The brokerage rate on reinstatement premium shall be 50.00% of the above rate.

IN WITNESS WHEREOF,  the Subscribing Reinsurer has caused this Agreement to be executed by its duly authorized representative as follows:

on this  26th  day of February      , in the year 2014

SUTTON SPECIAL RISK INC.
ON BEHALF OF
LLOYD'S UNDERWRITER SYNDICATE NO. 1967 WRB

/s/

Market Reference Number for the First Excess: 1317-4086a
  Market Reference Number for the Second Excess: 1317-4086B
Market Reference Number for the Third Excess: 1317-4086C
Market Reference Number for the Fourth Excess: 1317-4086D
Market Reference Number for the Fifth Excess: 1317-4086E

THE PRUDENTIAL  INSURANCE COMPANY OF AMERICA

GROUP LIFE A.D ACCIDENTAL DEATH AND DISMEMBERMENT INSURANCE CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT

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Effective: February  I, 2014

U!G3000B

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DOC:  February  20, 2014